As filed with the Securities and Exchange Commission on May 16, 2011

Registration No.  333-158338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	2901 Butterfield Road Oak Brook, Illinois 60523 Telephone (630) 218-8000	34-2019608
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Robert H. Baum

Executive Vice President and General Counsel

The Inland Real Estate Group, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-8000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Michael J. Choate, Esq.

Shefsky & Froelich Ltd.

111 East Wacker Drive, Suite 2800

Chicago, IL 60601

(312) 836-4066

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-158338) is being filed to deregister all of the 3,249,491 shares of common stock that remained unsold as of the termination of the offering.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-158338) shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Termination of Offering and Deregistration of Shares of Common Stock

Inland American Real Estate Trust, Inc. (the “Registrant”) filed a Registration Statement on Form S-3 (Commission File No. 333-158338) (the “Registration Statement”), on March 31, 2009, pursuant to which the Registrant registered 50,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock), issuable pursuant to the Registrant’s distribution reinvestment plan (the “Offering”), for an aggregate Offering amount of $475,000,000.

The Registrant terminated the Offering effective as of the close of business on April 11, 2011.  As of the close of business on April 11, 2011, the Registrant had sold an aggregate of  46,750,509 shares of Common Stock, representing $444,129,836 in offering proceeds, pursuant to the Offering.  Thus, at completion of the Offering, there remained unsold a total of 3,249,491 shares of Common Stock under the Registration Statement.  The Registrant is filing this Post-Effective Amendment No. 1 to deregister the 3,249,491 shares of Common Stock that remain unsold and unissued under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 16th day of May, 2011.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Brenda G. Gujral
Name:	Brenda G. Gujral
Its:	President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert D. Parks	Director and Chairman of the Board	May 16, 2011
Robert D. Parks

/s/ Brenda G. Gujral	Director and President	May 16, 2011
Brenda G. Gujral	(principal executive officer)

/s/ Lori J. Foust	Treasurer and Principal Financial Officer	May 16, 2011
Lori J. Foust	(principal financial officer)

/s/ Jack Potts	Principal Accounting Officer	May 16, 2011
Jack Potts

/s/ J. Michael Borden*	Director	May 16, 2011
J. Michael Borden

/s/ Thomas F. Glavin*	Director	May 16, 2011
Thomas F. Glavin

/s/ Thomas F. Meagher*	Director	May 16, 2011
Thomas F. Meagher

/s/ Paula Saban*	Director	May 16, 2011
Paula Saban

/s/ William J. Wierzbicki*	Director	May 16, 2011
Williams J. Wierzbicki

/s/ Roberta S. Matlin		May 16, 2011

*Signed on behalf of the named individuals by Roberta S. Matlin under power of attorney.

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